Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com
FOR IMMEDIATE RELEASE
Contact:

Kevin P. McCarty
Director, Investor Relations
Intermec, Inc.
425-265-2472
kevin.mccarty@intermec.com

INTERMEC REPORTS THIRD QUARTER 2009 RESULTS

▪	Revenue of $159 Million
▪	Gross Margin of 38.6% down 0.5 Percentage Points Y/Y, up 2.4 Percentage Points Q/Q
▪	GAAP EPS of $0.00, Adjusted EPS of $0.03, excluding Restructuring

EVERETT, Wash. – October 29, 2009 – Intermec, Inc. (NYSE: IN) today announced financial results for its third quarter, which ended September 27, 2009.

Third quarter 2009 revenues were $159 million and net earnings of $0.1 million, or $0.00 per diluted share, compared to 2008 third quarter revenues of $234 million and net earnings of $11.0 million, or $0.18 per diluted share.

“Intermec delivered above guidance on earnings and strong cash flow in the quarter,” said Patrick J. Byrne, Intermec President and CEO, “With our recently introduced new products, expanded channel, and lower break even point, we believe we are well positioned for strong operating leverage when the markets recover more fully.”

The following table presents our GAAP earnings from operations before taxes, net earnings, and diluted earnings per share as reported for the third quarters of 2009 and 2008, and as adjusted by excluding the impact of restructuring charges.

	Quarter Ended September 27, 2009			Quarter Ended September 28, 2008
($ in millions, except per share amounts)	Earnings from operations before tax	Net earnings	Diluted earnings per share	Earnings from operations before tax	Net earnings	Diluted earnings per share
Earnings as Reported	$0.1	$0.1	$0.00	$16.8	$11.0	$0.18
Restructuring charges	2.7	1.7	0.03	3.3	2.1	0.03
Earnings as Adjusted	$2.8	$1.8	$0.03	$20.1	$13.1	$0.21

Excluding these charges the non-GAAP adjusted net earnings for the third quarter of 2009 were $1.8 million, or $0.03 per diluted share, as described in the Non-GAAP (Adjusted) Financial Measures section of this release.

Third Quarter 2009 Operating Performance

▪	Total revenues of $159 million were down 32% from the prior-year quarter. Approximately 2 percentage points of the year-over-year decline was due to currency translation.

▪
Geographically, compared to the prior-year quarter, revenues in North America declined 31%. In Europe, Middle East and Africa (EMEA) revenues declined 41% with approximately 5 percentage points of the year-over-year decline due to currency translation. Latin America declined 23% and Asia Pacific (APAC) increased 8%.

Sequentially, revenues in North America increased 1%, EMEA decreased 5%, Latin American increased 4%, and APAC increased 33%.

▪	From a product line perspective, compared to the prior-year quarter, Systems and Solutions revenue decreased 39%, Printer and Media revenue declined 25% and Service revenue was down 15%.

▪
Gross profit margins of 38.6% declined 0.5 percentage points over the prior-year period. Product gross margins of 37.0% decreased 1.7 percentage points compared to the third quarter of 2008.  Service gross margins of 44.7% increased 3.6 percentage points over the third quarter of 2008. Sequentially, product gross margins increased 2.6 percentage points and service gross margins increased 2.0 percentage points.

▪
Operating expenses excluding restructuring charges of $2.7 million were $58.5 million in the quarter, lower by 19% compared to $72.2 million in the third quarter 2008 which excluded restructuring charges of $3.3 million. Total operating expenses for these same periods were $61.2 million and $75.6 million, respectively.

▪
Included in third quarter 2009 results are restructuring charges of $2.7 million or ($0.03) per diluted share relating to business restructuring plans announced in 2009. This compares to restructuring charges of $3.3 million or ($0.03) in the comparable period of 2008.

▪	The Company’s third quarter 2009 effective tax rate was approximately 35.4%, consistent with the prior-year comparable quarter.

▪	Operating cash flow was positive $10 million in the quarter and $18 million year-to-date.

▪	The Company’s cash, cash equivalents, and short-term investments increased during the quarter to $239 million. The Company has no debt.

▪
During the quarter the CN50 rugged mobile computer, equipped with Qualcomm technology, began shipping to customers worldwide. Intermec collaborated with Qualcomm to develop the 3G wireless WAN Flexible Network™ radio. The combination of the computer’s quad band radio and multi-processor architecture provides superior computing performance, communication speeds and low battery consumption.

▪	Frost & Sullivan awarded the CN50 with the North American Product Innovation Award in the North American Mobile Resource Management (MRM) Market.

▪
Intermec’s CN3 rugged mobile computer was selected as a Best Channel Product by Business Solutions Magazine, citing the product’s richness of features, functionality, product reliability and durability.

Outlook – Fourth Quarter 2009

Intermec announced its financial guidance for the fourth quarter of 2009.

▪	Revenues are expected to be within a range of $160 to $170 million.

▪
Earnings per share are expected to be within a range of $0.00 to $0.05 per diluted share, including the expected impact of approximately $0.02 for the restructuring plans announced in 2009. Excluding these restructuring charges the non-GAAP adjusted earnings per share are expected to be within a range of $0.02 to $0.07 per diluted share.

Conference Call Information

Intermec will hold its conference call on October 29, 2009 at 5 p.m. ET (2 p.m. PT).  The dial-in numbers for participants are (212) 547-0282 (US and International) (800) 621-8495 (Toll free); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at www.intermec.com/InvestorRelations

###

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for earnings (loss) from operations before taxes, net (loss) earnings, and earnings (loss) per diluted share. It also includes an outlook for the fourth quarter 2009 non-GAAP (adjusted) earnings (loss) per diluted share.  Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) provides supplemental information useful to investors’ and management’s understanding of the company’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2009 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties which may cause our actual results to differ materially from the discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

INTERMEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Revenues
Product	$125,822	$195,727	$377,824	$555,756
Service	32,969	38,656	101,255	113,667
Total revenues	158,791	234,383	479,079	669,423

Costs and expenses
Cost of product revenues	79,289	119,948	243,583	335,842
Cost of service revenues	18,239	22,783	58,089	65,642
Research and development	14,065	15,673	45,353	50,687
Selling, general and administrative	44,460	56,598	140,178	173,393
Restructuring	2,703	3,337	18,631	3,337
Flood related charge	-	-	-	1,122
Total costs and expenses	158,756	218,339	505,834	630,023

Operating profit (loss)	35	16,044	(26,755)	39,400
Interest income	325	874	927	3,720
Interest expense	(261)	(156)	(713)	(2,291)
Earnings (loss) before taxes	99	16,762	(26,541)	40,829
Income tax expense (benefit)	35	5,784	(9,663)	14,423
Net earnings (loss)	$64	$10,978	$(16,878)	$26,406

Basic earnings (loss) per share	$0.00	$0.18	$(0.27)	$0.43
Diluted earnings (loss) per share	$0.00	$0.18	$(0.27)	$0.43

Shares used in computing basic earnings (loss) per share	61,714	61,238	61,593	61,121
Shares used in computing diluted earnings (loss) per share	62,062	61,644	61,593	61,599

INTERMEC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands)

	September 27, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$202,869	$221,335
Short-term investments	35,949	156
Accounts receivable, net of allowance for doubtful accounts
and sales returns of $11,284 and $10,789	106,972	138,549
Inventories	89,939	116,949
Net current deferred tax assets	67,595	56,295
Other current assets	16,493	14,405
Total current assets	519,817	547,689

Property, plant and equipment, net	38,801	41,348
Intangibles, net	2,745	3,521
Net deferred tax assets	154,515	167,834
Other assets	33,406	29,503
Total assets	$749,284	$789,895

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$92,200	$112,772
Payroll and related expenses	27,088	24,799
Deferred revenue	40,030	38,712
Total current liabilities	159,318	176,283

Long-term deferred revenue	19,621	25,980
Pension liability	52,702	92,129
Other long-term liabilities	13,502	13,747

Commitments

Shareholders' equity
Common stock (250,000 shares authorized, 62,159 and 61,766 shares issued and outstanding)	622	618
Additional paid-in-capital	701,256	694,296
Accumulated deficit	(179,280)	(162,402)
Accumulated other comprehensive loss	(18,457)	(50,756)
Total shareholders' equity	504,141	481,756
Total liabilities and shareholders' equity	$749,284	$789,895

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended
	September 27, 2009	September 28, 2008
Cash and cash equivalents at beginning of the period	$221,335	$237,247

Cash flows from operating activities:
Net (loss) earnings	(16,878)	26,406
Adjustments to reconcile net (loss) earnings to net cash
provided by operating activities:
Depreciation and amortization	11,879	11,770
Deferred taxes	(12,022)	12,099
Stock-based compensation and other	5,922	7,729
Excess tax shortfall (benefit) from stock-based payment arrangements	640	(937)
Change in operating assets and liabilities:
Accounts receivable	31,157	42,783
Inventories	26,838	(11,974)
Accounts payable and accrued expenses	(22,030)	(38,320)
Other long-term liabilities	(5,630)	(2,167)
Other operating activities	(1,768)	(9,108)
Net cash provided by operating activities	18,108	38,281

Cash flows from investing activities:
Capital expenditures	(7,617)	(9,880)
Proceeds from sale of property	1,867	5,497
Purchases of investments	(35,645)	(760)
Sale of investments	-	28,515
Capitalized patent legal fees	(3,709)	(2,827)
Net cash (used in) provided by investing activities	(45,104)	20,545

Cash flows from financing activities:
Repayment of debt	-	(100,000)
Excess tax (shortfall) benefit from stock-based payment arrangements	(640)	937
Other financing activities	1,682	6,332
Net cash provided by (used in) financing activities	1,042	(92,731)

Effect of exchange rate changes on cash and cash equivalents	7,488	(1,488)

Resulting decrease in cash and cash equivalents	(18,466)	(35,393)

Cash and cash equivalents at end of the period	$202,869	$201,854

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended						Three Months Ended
	September	Non GAAP	Adjusted September	September	Non GAAP	Adjusted September	June	Non GAAP	Adjusted June
	27, 2009	Adjustments	27, 2009	28, 2008	Adjustments	28, 2008	28, 2009	Adjustments	28, 2009

Revenues
Product	$125,822		$125,822	$195,727		$195,727	$123,339		$123,339
Service	32,969		32,969	38,656		38,656	34,376		34,376
Total revenues	158,791		158,791	234,383		234,383	157,715		157,715

Costs and expenses
Cost of product revenues	79,289		79,289	119,948		119,948	80,927		80,927
Cost of service revenues	18,239		18,239	22,783		22,783	19,714		19,714
Research and development	14,065		14,065	15,673		15,673	15,375		15,375
Selling, general and administrative	44,460		44,460	56,598		56,598	44,711		44,711
Flood related charge	-		-	-		-	-		-
Restructuring	2,703	$(2,703)	-	3,337	$(3,337)	-	7,345	$(7,345)	-
Total costs and expenses	158,756	(2,703)	156,053	218,339	(3,337)	215,002	168,072	(7,345)	160,727

Operating profit (loss)	35	2,703	2,738	16,044	3,337	19,381	(10,357)	7,345	(3,012)
Interest income	325		325	874		874	261		261
Interest expense	(261)		(261)	(156)		(156)	(227)		(227)
Earnings (loss) before taxes	99	2,703	2,802	16,762	3,337	20,099	(10,323)	7,345	(2,978)
Income tax expense (benefit)	35	963	998	5,784	1,225	7,009	(3,781)	2,697	(1,084)
Net earnings (loss)	$64	$1,740	$1,804	$10,978	$2,112	$13,090	$(6,542)	$4,648	$(1,894)

Basic earnings (loss) per share	$0.00	$0.03	$0.03	$0.18	$0.03	$0.21	$(0.11)	$0.08	$(0.03)
Diluted earnings (loss) per share	$0.00	$0.03	$0.03	$0.18	$0.03	$0.21	$(0.11)	$0.08	$(0.03)

Shares used in computing:
Basic earnings (loss) per share	61,714	61,714	61,714	61,238	61,238	61,238	61,606	61,606	61,606
Diluted earnings (loss) per share	62,062	62,062	62,062	61,644	61,644	61,644	61,606	61,606	61,606

	Nine Months Ended
	September 27,	Non GAAP	Adjusted September 27,	September 28,	Non GAAP	Adjusted September 28,
	2009	Adjustments	2009	2008	Adjustments	2008
Revenues
Product	$377,824		$377,824	$555,756		$555,756
Service	101,255		101,255	113,667		113,667
Total revenues	479,079		479,079	669,423		669,423

Costs and expenses
Cost of product revenues	243,583		243,583	335,842		335,842
Cost of service revenues	58,089		58,089	65,642		65,642
Research and development	45,353		45,353	50,687		50,687
Selling, general and administrative	140,178		140,178	173,393		173,393
Flood related charge	-		-	1,122		1,122
Restructuring	18,631	$(18,631)	-	3,337	$(3,337)	-
Total costs and expenses	505,834	(18,631)	487,203	630,023	(3,337)	626,686

Operating (loss) profit	(26,755)	18,631	(8,124)	39,400	3,337	42,737
Interest income	927		927	3,720		3,720
Interest expense	(713)		(713)	(2,291)		(2,291)
(Loss) earnings before taxes	(26,541)	18,631	(7,910)	40,829	3,337	44,166
Income tax (benefit) expense	(9,663)	6,733	(2,930)	14,423	1,234	15,657
Net (loss) earnings	$(16,878)	$11,898	$(4,980)	$26,406	$2,103	$28,509

Basic (loss) earnings per share	$(0.27)	$0.19	$(0.08)	$0.43	$0.03	$0.46
Diluted (loss) earnings per share	$(0.27)	$0.19	$(0.08)	$0.43	$0.03	$0.46

Shares used in computing:
Basic (loss) earnings per share	61,593	61,593	61,593	61,121	61,121	61,121
Diluted (loss) earnings per share	61,593	61,880	61,880	61,599	61,599	61,599

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK FOR THE QUARTER ENDED DECEMBER 31, 2009
(Unaudited)

Diluted Earnings per Share
As Reported	$0.00 to 0.05
Restructuring charge	0.02
As Adjusted	$0.02 to 0.07

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION
(Unaudited, amounts in thousands)

	Three Months Ended					Three Months Ended
	September 27, 2009	Percent of Revenues	September 27, 2008	Percent of Revenues	Percent Change in Revenues	June 28, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$88.1	55.5%	$145.5	62.1%	-39.5%	$86.2	54.7%	2.2%
Printer and media	37.7	23.7%	50.2	21.4%	-24.9%	37.1	23.5%	1.6%
Total product	125.8	79.2%	195.7	83.5%	-35.7%	123.3	78.2%	2.0%
Service	33.0	20.8%	38.7	16.5%	-14.7%	34.4	21.8%	-4.1%
Total revenues	$158.8	100.0%	$234.4	100.0%	-32.3%	$157.7	100.0%	0.7%

	Nine Months Ended
	September 27, 2009	Percent of Revenues	September 27, 2008	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$267.5	55.8%	$400.7	59.8%	-33.2%
Printer and media	110.3	23.1%	155.0	23.2%	-28.8%
Total product	377.8	78.9%	555.7	83.0%	-32.0%
Service	101.3	21.1%	113.7	17.0%	-10.9%
Total revenues	$479.1	100.0%	$669.4	100.0%	-28.4%

	Three Months Ended					Three Months Ended
	September 27, 2009	Percent of Revenues	September 27, 2008	Percent of Revenues	Percent Change in Revenues	June 28, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$89.0	56.0%	$129.1	55.1%	-31.1%	$88.3	56.0%	0.8%
Europe, Middle East and Africa	45.9	28.9%	78.1	33.3%	-41.2%	48.5	30.8%	-5.4%
All others	23.9	15.1%	27.2	11.6%	-12.1%	20.9	13.2%	14.4%
Total revenues	$158.8	100.0%	$234.4	100.0%	-32.3%	$157.7	100.0%	0.7%

	Nine Months Ended
	September 27, 2009	Percent of Revenues	September 27, 2008	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$280.9	58.7%	$355.8	53.1%	-21.1%
Europe, Middle East and Africa	133.4	27.8%	232.0	34.7%	-42.5%
All others	64.8	13.5%	81.6	12.2%	-20.6%
Total revenues	$479.1	100.0%	$669.4	100.0%	-28.4%